The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

August 7, 2007

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:American Depositary Shares evidenced by
American Depositary Receipts, each
representing fifty  Ordinary Shares of
Futuremedia PLC
(Form F-6 File No 333-139921)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the nominal value change of Futuremedia PLC Bankinter, S.A., from 1 1/9 pence per Ordinary Share of
Futuremedia PLC, effective July 28, 2007.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised nominal value of 0.010 pence per Ordinary Share of Futuremedia PLC.

The Prospectus has been revised to reflect the new ratio by addition of the following notation:

Effective July 28, 2007, the nominal value will be 0.010 pence.

Please contact me with any questions or
comments at 212 815-4244.